SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549





                                   FORM 8-K

                                CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported): March 24, 1997



                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                   0-8061             11-1986657
   (State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation)               File Number)     Identification No.)


     55 Charles Lindbergh Blvd., Mitchel Field, NY           11553
        (Address of principal executive offices)           (Zip Code)


                                  (516) 794-4500
               (Registrant's telephone number, including area code)


                                         None
               (Former name, former address and former fiscal year,
                           if changed since last report)



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           ITEM 5.   OTHER EVENTS

                On March 24, 1997, the board of directors of registrant adopted a policy for payment of cash dividends and declared a cash dividend.

                Registrant's cash dividend policy calls for the following:

                a. Payment of cash dividends to holders of the common stock of the corporation, subject to the discretion and satisfaction of registrant's board of directors with registrants's financial condition, the results of its operations, and its prospects for future investments in growth, at the times of the declarations of all such dividends; and

                b. The declaration and payment of such cash dividends to be semi-annual, subject to the discretion and satisfaction of the board as aforesaid, to be paid on each of June 1 and December 1 to shareholders of record, respectively, at the close of business on April 30 and October 31.

                Registrant's declaration of a cash dividend is in the per share amount of $0.15 on the common stock of the registrant, payable on June 1, 1997 to stockholders of record of such stock at the close of business on April 30, 1997.



























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                                    SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FREQUENCY ELECTRONICS, INC.



                                   By  /s/ Joseph P. Franklin
                                       JOSEPH P. FRANKLIN, Chairman
                                        of the Board of Directors


     Dated:    April 7, 1997




























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